CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 6, 1998, accompanying the consolidated financial statements of Midcom Communications, Inc. and Subsidiaries for the year ended December 31, 1997 included in Form 8-K, filed on March 12, 1998, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement.


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP


Detroit, Michigan
September 11, 1998



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